FOR IMMEDIATE RELEASE	CONTACT: Erin Davis, (954)764-4402
edavis@riheller.com

AMERICA’S FIRST ENVIRONMENTAL CAR RENTAL COMPANY
ANNOUNCES AGREEMENT AND PLAN OF MERGER

EV Rental Cars, LLC Public and Poised for Expansion

Los Angeles, CA (July 9, 2008) – EV Rental Cars, LLC today announced it has signed an agreement and plan of merger with IMMS, Inc. (IMSZ.OB) pursuant to which EV Rental Cars, LLC is now a wholly-owned subsidiary of IMMS, Inc. Under the terms of the agreement, all of the members of EV Rental Cars, LLC exchanged membership interests for shares of IMMS, Inc.

EV Rental Cars, LLC is the first company in the United States to rent exclusively hybrid, electric and low-emissions vehicles to the public. Founded in 1998 and headquartered in Los Angeles, CA, EV currently has locations in LA, San Francisco, Orange County, San Diego, Oakland, San Jose and Phoenix, AZ. EV has the first mover advantage capitalizing on increasing environmentally conscious consumers as the only pure “Green” rental car company.

In connection with this transaction, EV Rental Cars, LLC has hired a new management team. William N. Plamondon III, former CEO of Budget Rent a Car, Alamo Rent a Car and National Car Rental, has been named the new Chairman and Chief Executive Officer of EV Rental Cars, LLC. He leads a new management team with over 125 years of vehicle rental leadership experience. The new team has a proven record of success in turnaround, growth and acquisition situations. This management team brings credibility with the financial community, as well as extensive relationships with major suppliers, customers and channel intermediaries.

“EV is committed to an on-going effort to inspire environmental solutions to environmental issues by doing business in a sustainable way that educates customers and encourages community involvement,” said William N. Plamondon III.

EV Rental Cars, LLC is an environmentally friendly organization with plans for Green certification in all locations including the company headquarters. It has been honored by the Environmental Protection Agency and Clean Air Coalition in addition to receiving positive press from major media including the Wall Street Journal, New York Times, Newsweek, CNN, The Today Show and USA Today.

ABOUT EV RENTAL CARS, LLC
EV Rental Cars, LLC opened its doors in December 1998 as the first car rental company in the United States to rent only environmentally-friendly vehicles to the public. Since then, the company’s fleet has grown to more than 350 cars at eight locations throughout the country. Airport locations include California sites in Los Angeles, Orange County, San Diego, San Francisco, Oakland, San Jose; in addition to a site in Phoenix, Ariz. The company has prevented more than 100 tons of air pollution and passed on to its customers more than $1 million in fuel cost savings. EV Rental Cars is affiliated with Fox Rent-A-Car. For more information about EV Rental Cars, visit them on the Web at www.evrental.com.

ABOUT IMMS, INC.
IMMS, Inc., a Nevada Corporation, was incorporated in 2001 under the name North American Association for Commerce Enable Small Businesses. Since inception, the name changed to General Pacific Group, O’Connell Motorsports Group, Inc., and in October of 2004 to IMMS, Inc. Prior to the merger, the business consisted of controlling, managing and marketing a professional multi-car motorsports operation with the goal of participating in NASCAR sanctioned events.

Forward-Looking Statements
This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in IMMS, Inc’s. (the “Company”) periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

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